                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     / /    Preliminary Proxy Statement

     / /    Confidential,  For Use of the Commission  Only (as permitted by Rule
            14a-6(e)(2))

     / /    Definitive Proxy Statement

     /x/    Definitive Additional Materials

     / /    Soliciting Material Pursuant to Section 240.14a-12

                             BKF CAPITAL GROUP, INC.
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                (Name of Registrant as Specified in Its Charter)

                             STEEL PARTNERS II, L.P.
                             STEEL PARTNERS, L.L.C.
                             WARREN G. LICHTENSTEIN
                                  RONALD LABOW
                                  KURT SCHACHT
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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     /X/    No fee required.

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            0-11.

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            pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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                                      -2-

            Steel Partners II, L.P.  ("Steel") is filing materials  contained in this Schedule 14A with the Securities and Exchange Commission in connection with the  solicitation of proxies in support of the election of the nominees of Steel to the Board of Directors of BKF Capital Group,  Inc. (the  "Company") and other business proposals at the 2005 annual meeting of the stockholders of the Company scheduled to be held on June 23, 2005, or any other meeting of stockholders held
in  lieu  thereof,  and  any  adjournments,   postponements,   reschedulings  or
continuations thereof (the "Annual Meeting").

            Item 1: On June 16, 2005, Steel issued the following  press release.

                                     FOR ADDITIONAL INFORMATION, PLEASE CONTACT:

                    Media:   Sitrick And Company   Investors: Morrow & Co., Inc.
                                     Los Angeles                   John Ferguson
                                 Michael Sitrick                  (800) 654-2468
                                      Terry Fahn         steel.info@morrowco.com
                                  (310) 788-2850

                                        New York
                                      Jeff Lloyd
                                  (212) 573-6100

FOR IMMEDIATE RELEASE

          ISS REAFFIRMS SUPPORT FOR STEEL PARTNERS' SLATE OF DIRECTORS

NEW YORK, NY - JUNE 16, 2005 -- Institutional  Shareholder Services ("ISS"), the
nation's   leading  proxy  voting   advisory   service,   has   reaffirmed   its
recommendation  to clients to vote to elect Steel  Partners'  three  independent nominees, Warren G. Lichtenstein, Kurt N. Schacht and Ronald LaBow, to the board of directors of BKF Capital  Group,  Inc.  (NYSE:BKF) at BKF's annual meeting of shareholders,  which is now scheduled to take place on June 23, 2005,  according to a news release issued by Steel Partners II, L.P. today.

In an Alert  issued June 15,  2005 that was sent to  hundreds  of  institutional
investors,   mutual  funds,  and  other  fiduciaries,   ISS  stated,  "While  we
acknowledge  that the company made positive  governance  changes,  the 11th-hour nature of such changes could cause  shareholders to reasonably  question whether such changes were made as a defensive measure to avoid losing the proxy contest.
We continue to believe  that the presence of Kurt Schacht on the board will help to  ensure  that  BKF  remains  committed  to good  corporate  governance  going forward."

The Alert further stated,  "The company's June 8th  announcement did not address the performance and compensation issues raised by the dissidents or discussed by us in our original  analysis.  Therefore,  we continue to believe that the board could use an  additional  layer of discipline  and oversight  provided by Warren
Lichtenstein and Ronald LaBow."

Mr. Lichtenstein,  managing member of Steel Partners, stated, "We were delighted to learn that ISS has  reaffirmed  their  original  endorsement  of our slate of highly qualified,  independent  nominees to the BKF Board. We are confident that
BKF's stockholders,  like ISS, will not be fooled by the BKF Board's last minute postponement of the annual meeting, originally scheduled for June 9, 2005."

SHAREHOLDERS  ARE URGED TO VOTE THE GOLD  PROXY CARD FOR STEEL  PARTNERS'  THREE
INDEPENDENT NOMINEES DESCRIBED IN ITS PROXY STATEMENT.

SHAREHOLDERS OF BKF ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER
DOCUMENTS  RELATED TO THE SOLICITATION OF PROXIES BY STEEL PARTNERS II, L.P. AND
THE OTHER  PARTICIPANTS  IN THE  SOLICITATION  FOR USE AT BKF'S  ANNUAL  MEETING
SCHEDULED  TO BE HELD ON JUNE  23,  2005.  THE  DEFINITIVE  PROXY  STATEMENT  IS
AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE  COMMISSION'S  WEB SITE AT
WWW.SEC.GOV OR BY CALLING MORROW & CO., INC., TOLL FREE AT (800) 607-0088.